Silver Dragon Signs Definitive Agreement with Exploration Unit of North China Nonferrous Geological Exploration Bureau

Monday July 14, 8:00 am ET

BEIJING, CHINA -July 14, 2008 (PRIME NEWSWIRE) -- Silver Dragon Resources Inc. (OTC BB:SDRG.OB - News) is pleased to announce the Company signed a Definitive Agreement (‘Agreement") with its state-owned Chinese joint venture partner, Exploration Unit of North China Nonferrous Geological Exploration Bureau, also known as Huaguan Industrial Corp. (``HIC''), pursuant to the Letter of Intent reached on June 10, 2008 (see press release of June 10, 2008).

Silver Dragon and HIC have completed two equity transactions totaling US$5.5 million: (i) HIC has acquired 50% of the equity interests in Sanhe Sino-Top Resources & Technologies Ltd. (``Sino-Top''), not including Erbahuo, from Silver Dragon in exchange for RMB30 million (approximately USD$4.5 million). HIC and Silver Dragon hold equity interests of 60% and 40%, respectively, in Sino-Top, whose assets now mainly consist of eight exploration properties. With respect to Erbahuo, the ninth exploration property controlled by Sino-Top, it will be 70% owned by Silver Dragon and 30% by HIC, and (ii) a shareholder designated by HIC acquired in a private placement US$1 million of restricted common shares of the Company at a purchase price of $0.15 per share with no warrant attached. Silver Dragon received a further RMB29 million (approximately USD$4.35 million) in addition to an earlier payment of RMB8 million (approximately USD$1.15 million). The proceeds will be used to further develop Silver Dragon’s properties in China and Mexico.

Also under the terms of the Agreement, HIC, or an entity designated by HIC, agrees to acquire in a private placement 30% equity interest in Silver Dragon of up to approximately US$7.5 million of restricted common shares of the Company at a purchase price of $0.25 per share and will be restricted from trading said shares for three (3) years. There are no warrants attached to the private placement. The approximately US$7.5 million private placement will be funded upon receipt of government approval. As per the terms of the Definitive Agreement this private placement must close within six (6) months.

After having advanced the full payment for the Sino-Top equity transfer, HIC has appointed Mr. Mantang Zhao as chairman of the board of Sino-Top. Mr. Zhao is a highly-acclaimed Chinese entrepreneur, who is also chairman and chief executive of Gansu Shengda Group Ltd. ("Shengda"), one of the 500 largest privately-owned Chinese enterprises since 2001. Shengda is a Lanzhou city, Gansu province-based conglomerate whose main operations are in the mining industry. Shengda currently owns eight producing mines, including a major interest in Bairendaba, and over 20 exploration properties, mostly in northern China. Bairendaba is a supersized Ag-Pb-Zn mine with proven reserves of over 4,000 tonnes of silver and 1.5 million tonnes of lead and zinc, and a milling capacity of over 1 million tonnes’ ore per year. Shengda is the operator and the largest shareholder of Bairendaba with a 42% ownership interest. Bairendaba is adjacent to the Erbahuo Silver District, where all of Sino-Top’s nine properties are located (see project location map on Silver Dragon’s homepage).

"This is a win-win situation for all parties involved," commented Mr. Guoqiang Hao, director of Silver Dragon, director of Sino-Top, and head of HIC. "The appointment of Mr. Zhao as chairman of Sino-Top will bring significant mining expertise and financing capability to the company, as we are shifting from an explorer to a producer. We intend to fast-track some of our Sino-Top properties into production by the latter half of 2009."

``I am pleased with the positive progress we have made by closing this transaction with our major partner,'' commented Mr. Marc Hazout, President and CEO of Silver Dragon Resources Inc. "Now that we have received enough cash to accelerate our projects and also partnered with Shengda, a major mine operator, through this equity transfer deal, we can focus on monetizing all our assets in China. We have secured this objective with HIC by choosing Shengda the operator and the largest shareholder of Bairendaba, China’s largest producing silver mine. Their experience and strong financial model will no doubt maximize shareholder value and fast-track production for the purpose of generating positive cash flow for Silver Dragon and boost tremendous market confidence in the success of our Sino-Top projects."

About Sino-Top

Sanhe Sino-Top Resources & Technologies, Ltd. (``Sino-Top'') was originally incorporated in 2003 as a Chinese company wholly owned by Huaguan Industrial Corp. (``HIC''), a subsidiary of state-owned entity North China Geological Exploration Bureau. Sino-Top became an American-Chinese joint venture in 2005. Silver Dragon Resources Inc. acquired Sino-Top in 2006 and currently owns 40% of Sino-Top. The Chinese side led by Shengda and HIC collectively owns 60%. The company holds exclusive exploration rights to eight properties and mining rights to one property in northern China (Inner Mongolia), covering a total area of 261.25 km2.

About HIC and North China Geological Exploration Bureau

North China Geological Exploration Bureau (NCGEB) is a state-owned conglomerate under the administration of the municipal government of Tianjin, which is a provincial-level city directly under the rule of the Chinese central government. Founded in 1952, NCGEB started as a state explorer but now has diversified its business scope into a variety of fields, such as mining, engineering, manufacturing, quality inspection, international trade and real estate. It boasts a staff of 5,000 and has17 subsidiaries, including a university. NCGEB has operations throughout China and mining and engineering operations in Africa.

HIC, a.k.a. Exploration Unit of NCGEB, is a NCGEB subsidiary based in Yanjiao township, which is about 35 kilometers east of Beijing. It boasts a staff of over 700 and has over 10 subsidiaries, including an exploration company, a geotechnical engineering company, a diamond tool manufacturer, a real estate company and a chemical analysis laboratory. As a state-owned entity, HIC enjoys strong financial, technical and strategic support from NCGEB and has several exploration and mining operations in northern China and northern Africa. HIC is also in the process of acquiring mining properties in central Asian countries.

About Silver Dragon Resources Inc.

Silver Dragon Resources Inc. is a mining and metal company focused on the acquisition, exploration, development and operation of silver mines in proven silver districts exclusively in China and Mexico. Silver Dragon's objective is to acquire silver mining assets that contain promising exploration targets, and/or producing properties with significant untapped exploration potential. It is management's objective to grow Silver Dragon into a significant silver producer by developing Cerros las Minitas in Mexico and the nine Erbahuo properties in China. With operations in Mexico, the world's leading producer of silver, and in China, the world's largest consumer of silver, Silver Dragon is prepared to participate in China's increasing demand for silver. For more information, please visit the Company's website at: http://www.silverdragonresources.com (now available in Chinese).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical, such as statements regarding the exploration and development of the Projects, outcome and timing for the completion of further assays and Silver Dragon's future prospects, are forward-looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``intends,'' ``estimates,'' ``projects,'' ``aims,'' ``potential,'' ``goal,'' ``objective,'' ``prospective,'' and similar expressions, or that events or conditions ``will,'' ``would,'' ``may,'' ``can,'' ``could'' or ``should'' occur. Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking information, including risks associated with the mining industry such as economic factors, government regulation and approvals, environmental risks, actual results of exploration activities, future commodity prices, permitting timelines, capital expenditures, possible variations in ore reserves, resources, grade or recovery rates, requirements for additional capital, changes in laws or policies, changes in project parameters as plans continue to be refined, conclusions of economic evaluations as well as other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Contact:

Silver Dragon Resources Inc.
Marc Hazout
(416) 223-8500 or Toll Free: 1-866-512- SDRG (7374)
info@silverdragonresources.com

Alessandro Motta, Investor Relations
(416) 223-8500 or Toll Free: 1-866-512- SDRG (7374)
info@silverdragonresources.com